UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Apple Green Holding, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171891	27-3436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30, Jalan PJS 7/19, Bandar Sunway,

46150 Petaling Jaya,

Selangor, Malaysia

(Address of Principal Executive Offices)

Tel. +603 5636 1869

Fax +603 5636 1771

(Registrant’s telephone number, including area code)

 (Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 5, 2014, Chean Yen Choy resigned from his position as the Chief Financial Officer of Apple Green Holding, Inc. (the “Company”) and the Board of Directors of the Company accepted Mr. Choy’s resignation. On the same day, the Board of Directors appointed Sin Sook Chen as the new Chief Financial Officer of the Company. Ms. Sin Sook Chen is the spouse of the Company’s Chief Executive Officer and director, Vincent Loy Ghee Yaw. Currently, there are no compensatory arrangements with Ms. Sin Sook Chen for her services as the Company’s CFO.

Set forth below is a brief biography of Ms. Sin Sook Chen:

Sin Sook Chen, age 33, served as a senior manager in YTL Communications from 2011 to 2013. Prior to that, she worked as a product manager in Packet One Networks from 2008 to 2011. From 2006 to 2008, she was a solution specialist in DiGi Telecommunications. She worked for Dbix Systems as a project executive from 2003 to 2006. Ms. Chen obtained her Doctor of Business Administration from United Business Institute in Belgium in 2012. She graduated from University of Southern Queensland, Australia and obtained her Master of Business Administration in 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2014	Apple Green Holding, Inc.

	By:	/s/ Vincent Loy Ghee Yaw
Name: Vincent Loy Ghee Yaw
Title: Chief Executive Officer

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